Exhibit 3.46

ANNEX A

USF BESTWAY INC.

RESOLUTIONS ADOPTED

BY THE SOLE STOCKHOLDER

EFFECTIVE AS OF APRIL 13, 2008

AMENDMENT OF BYLAWS

RESOLVED, that, in accordance with Article XI of the Bylaws of the Company, the Bylaws shall be, and hereby are, amended as follows:

(1)	Section 1 of Article IV shall be and it hereby is replaced in its entirety by the following:

SECTION 1. DESIGNATION OF TITLES

The officers of the corporation shall be chosen by the Board and shall consist of a President, Secretary and any such additional officers as it deems necessary, including, but not limited to, vice presidents, treasurers, assistant treasurers and assistant secretaries. The Board may also choose a Chairman of the Board and may appoint or employ a general manager; and any number of offices may be held by the same person unless the Articles or these Bylaws otherwise provide. The Board may require any such officer, agent or employee to give security for the faithful performance of his duties.

(2)	Section 3 of Article III shall be and it hereby is replaced in its entirety by the following:

SECTION 3. TENURE

At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualified, subject however to election and removal, with or without any cause, by the stockholders in accordance with Section 10 of Article II.

AMENDMENT TO BYLAWS ADOPTED BY WRITTEN CONSENT OF THE BOD ON AUGUST 1, 2005 TO BE EFFECTIVE AUGUST 2, 2005

“Section 2. NUMBER

The number of directors comprising the full Board shall be no less than two (2) nor more than seven (7) until so changed by amendment of this section, within the limits fixed by the Articles of Incorporation. The number of directors shall be fixed from time to time as determined by resolution of the Board adopted by a majority of the whole Board. An amendment or Board resolution decreasing such number of directors shall be effective only to eliminate a vacancy occurring by reason of death, resignation, removal or inability or refusal to serve, or upon the expiration of a term of service. Upon any amendment or Board resolution increasing such number, the vacancy or vacancies so created shall be filled by the directors for a term extending to the next annual meeting of stockholders, or until such time as their successors are duly elected and qualified.”

BY-LAWS

OF

BEST-WAY TRANSPORTATION

ARTICLE I

OFFICE AND SEAL

SECTION 1. PRINCIPAL OFFICE

The principal office of the corporation shall be in Maricopa County, State of Arizona. Offices may also be maintained and meetings of stockholders and directors may be held at such other place or places as may be designated from time to time by the Board of Directors.

SECTION 2. SEAL

The corporate seal of the corporation shall be as inscribed below:

ARTICLE II

STOCKHOLDERS’ MEETING

SECTION 1. ANNUAL MEETING

The annual meeting of the stockholders of the corporation shall be held at its principal office on the second Monday in the month of April of each year, at the hour of 10:00 o’ clock in the forenoon, beginning with the year 1981 for the purpose of electing directors, and for the transaction of such other business as may come before the meeting. If the day fixed herein for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day at the same time. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient. Notwithstanding the foregoing, the Board may for any reason it deems sufficient, change the place, date and/or time of the annual meeting.

SECTION 2. SPECIAL MEETINGS.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by law shall be called by the Secretary upon the order of the President, or upon the order of a majority of the Board of Directors, or upon the request in writing of the holders of not fewer than one-tenth (1/10th) of all the outstanding shares of the corporation entitled to vote at the meeting. Only such business as may be specified in the call and notice may be transacted at special meetings.

SECTION 3. PLACE OF MEETING

Any place, either within or without the State of Arizona, unless prohibited by law, may be designated by the Board of Directors as the place of meeting for any annual or special meeting. Absent a designation by the Board, such meeting shall be held at the known place of business.

SECTION 4. NOTICE OF MEETING

Written notice stating the place, date and hour of the annual meeting, and in the case of a special meeting the purpose or purposes for which the special meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the corporation.

SECTION 5. RECORD DATE FOR VOTING

At any meeting of the stockholders only such persons shall be entitled to vote in person or by proxy as appear as stockholders upon the transfer books of the company at the time of such meeting unless the Board of Directors shall, by resolution, fix a date not more than sixty (60) days nor less than ten (10) days in advance of the date of the stockholders’ meeting as the record date for the meeting, in which case only those so appearing as stockholders on the date so fixed shall be entitled to vote. Additionally, the Board may similarly fix a record date for determination of stockholders entitled to receive a dividend or for a determination of stockholders for any other purpose.

SECTION 6. QUORUM

At all meetings of stockholders, except where it is otherwise provided by saw, it shall be necessary that stockholders representing a majority of the issued and outstanding voting stock shall be present in person or by proxy to constitute a quorum. If less than a majority of such stock is represented at a meeting the stockholders entitled to vote thereat present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in the same manner as described in Section 4 above.

SECTION 7. PROXIES

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Proxies may be given for more than one meeting and shall be revocable to the extent permitted by law at the pleasure of the stockholder executing same.

SECTION 8. CUMULATIVE AND NON-CUMULATIVE VOTING

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, except that, in the case of election of directors, the system of cumulative voting shall be used. All corporate action other than election of directors shall be determined by a vote of a majority of the votes represented at a meeting at which a quorum is present except as is otherwise provided herein or in the Articles of Incorporation or by law.

SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS

Shares standing in the name of another company or corporation may be voted by such officer, agent or proxy as the By-laws of such company or corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such company or corporation may determine.

Shares held by an administrator, personal representative, guardian or conservator may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote.

SECTION 10. ACTION WITHOUT MEETING

Any action required to be taken or which may be taken at a meeting of stockholders may be taken without a meeting if a resolution reflecting such action is signed as having been approved by all stockholders entitled to vote with respect thereto.

SECTION 11. IRREGULARITIES

All informalities and/or irregularities in calls, notices of meetings and in the matter of voting, form and validity of proxies, credentials and method of ascertaining those present and shares entitled to vote, shall be deemed waived if no objection is made at the meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS

The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER

The number of directors comprising the full Board shall be no less than two (2) nor more than seven (7) until so changed by amendment of this section, within the limits fixed by the Articles of Incorporation. An amendment decreasing such number shall be effective only to eliminate a vacancy occurring by reason of death, resignation, removal or inability or refusal to serve, or upon the expiration of a term of service. Upon any amendment increasing such number, the vacancy or vacancies so created shall be filled by the directors for a term extending to the next annual meeting of stockholders, or until such time as their successors are duly elected and qualified.

SECTION 3. TENURE

At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next annual. meeting and until their successors are elected and qualified, subject however to removal, with or without any cause, by the stockholders in accordance with Section 10 of this Article.

SECTION 4. QUALIFICATIONS

Directors need not be holders of record of voting stock. They need not be residents of Arizona and directors may be elected to succeed themselves.

SECTION 5. REGULAR MEETINGS

A regular annual meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 6. SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Secretary at the request of the President or a majority of the Directors. The person, or persons, authorized to request the call of special meetings of the Board of Directors may fix the time and place for holding any such special meeting.

SECTION 7. NOTICE

Written notice of a special meeting shall be given to each director at his business address, by hand delivery, mail or telegram. If mailed, such notice shall be deposited in the United States mail at least four (4) days prior to the meeting date; if wired, it shall be delivered to the telegraph company at least two (2) days prior to the meeting date; and if hand- delivered it shall be so delivered at least two (2) days prior to the meeting date. Any director may waive such notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where such attendance is for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTTON 8. QUORUM

The presence of two-thirds of the number of Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than a quorum is present, a majority of the Directors present may adjourn the meeting from time to time to reconvene without further notice.

ARTICLE IV

OFFICERS

SECTION 1. DESIGNATION OF TITLES

The officers of the corporation shall be chosen by the Board and shall be a President, who shall be a member of the Board, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also choose a Chairman of the Board and may appoint or employ a general manager; and any number of offices, except the offices of President and Secretary, may be held by the same person unless the Articles or these Bylaws otherwise provide. The Board may require any such officer, agent or employee to give security for the faithful performance of his duties.

SECTION 2. ELECTION, TERM OF OFFICE, QUALIFICATION

The executive officers of the corporation shall be chosen annually by the Board, each to hold office for one year or until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign, or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL

Any officer or agent may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. VACANCIES

A vacancy in any office—because of death, resignation, removal, or any other cause—shall be filled for the unexpired portion of the term in the manner prescribed in Sections 2 and 3 of this Article for election or appointment to such office.

SECTION 5. PRESIDENT

The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general control and supervise all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and all meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. He shall have the power to appoint and remove one or more administrative vice presidents of the corporation and such other assistants to the various elected officers of the corporation as is necessary for the accomplishment of their duties. In general, he shall perform all duties incident to the office of president and such other duties as maybe prescribed by the Board of Directors from time to time.

SECTION 6. VICE PRESIDENT

In the absence of the president, or in the event of his death, inability or refusal to act, the vice president, or if there is more than one vice president, the senior vice president, shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. Otherwise, such senior and other vice presidents shall perform and have authority to perform, only such duties as from time to time may be assigned by the president or by the Board of Directors.

SECTTON 7. SECRETARY

The secretary shall keep the minutes of the meeting of stockholders and directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-laws, or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep or cause to be kept under his general super-vision by a registrar or transfer agent appointed by the company, a register of the name and post office address of each stockholder as furnished by such stockholder; have general charge of the stock ledger and transfer books of the corporation; and, in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president, or by the Board of Directors.

SECTION 8. TREASURER

If required by the Board of Directors, the treasurer shall give a bond for the faithful performance of his duties in such sum and with or without such surety, or sureties, as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these By-laws; and, in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors

SECTION 9. GENERAL MANAGER

The Board of Directors may appoint a General Manager who, subject to such limitations as the Board of Directors may impose, shall have the management and control of the ordinary and usual business of the corporation.

SECTION l0. SALARIES

The compensation of the officers, if any, shall be fixed from time to time by the Board of Directors, and no officer shall be precluded from receiving such salary by reason of the fact that he is also a director of the corporation.

SECTION 11. DELEGATION OF DUTIES

In case of the absence of any officer of the corporation or for any reason they may deem sufficient, a majority of the entire Board may delegate for the time being any powers or duties of an office to any other office or to any director.

ARTICLE V

STOCK CERTIFICATES AND TRANSFER

SECTION 1. CERTIFICATES

Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the Board of

Directors so to do. All certificates for shares shall be consecutively numbered, or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger books of the corporation.

In case any officer who has signed or whose facsimile signature has been used on a certificate ceases to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by the corporation as though such officer had not ceased to hold such office.

SECTION 2. TRANSFER OF SHARES

Transfer of shares shall be made only upon the transfer books of the corporation and before a new certificate is issued the old certificate shall be surrendered for cancellation. Such transfers shall be made only by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation.

Stock certificates bearing a legend stating that transfer of the shares is subject to some restriction shall not be transferred or reissued except in compliance therewith.

SECTION 3. REGISTERED STOCKHOLDERS

Registered stockholders only shall be entitled to be treated by the corporation as the holder in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim of interest in any share or the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Arizona.

SECTION 4. LOST CERTIFICATES

In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, although the Board of Directors may, in its discretion, require the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar.

SECTION 5. REGULATIONS

The Board of Directors shall have power and authority to make any determination it may deem expedient concerning the issue, transfer, conversion or registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of Arizona, the Articles of Incorporation and these By-laws.

ARTICLE VI

BOOKS AND RECORDS

The books, accounts and records, including stock records, of the corporation shall be kept within the State of Arizona, at such place or places as the Board of Directors may from time to time appoint, provided, however, that in the event the corporation qualifies to do business in another state, the books, accounts and records of such business operations may be kept at the principal place of business in such state or states, or within the State of Arizona, as the Board of Directors shall determine. The Board of Directors shall determine whether and to what extent the accounts, books or records of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred-by law or by resolution of the stockholders or directors.

ARTICLE VII

CONTRACTS, LOANS, CHECKS, DEPOSITS

SECTION 1. CONTRACTS

The Board of Directors may enter into any contract or agreement of employment with any officer, or officers, agent or agents, in the name of and on behalf of the corporation, and authority conferred thereunder may be general or confined to specific matters.

SECTION 2. LOANS

No loans to the corporation shall be contracted on its behalf, and no evidence of indebtedness shall be issued. in its name unless authorized by a resolution of the Board of Directors, Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may designate or authorize.

ARTICLE VIII

DISCLOSURE OF INTEREST

No contract or other transaction between this corporation and any other corporation (whether or not a majority of the shares of such other corporation is owned by this corporation, or a majority of the shares of this corporation is owned by such other corporation) and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he, or such firm, is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof. Any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

ARTICLE IX

INDEMNIFICATION

The power of the corporation to indemnify any person who was or is involved in any matter, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be exercised only as venture, trust or other enterprise, shall be exercised only as authorized in the specific case in accordance with the Articles of Incorporation.

ARTICLE X

TREASURY STOCK, WARRANTS AND OPTIONS

SECTION 1. TREASURY STOCK

The corporation shall have the right to acquire, purchase, hold, exchange, sell or otherwise dispose of its own stock and the Board of Directors is authorized to enter into agreements to repurchase stock of the corporation and to cancel the same or to hold the same as Treasury Stock and to resell any such Treasury Stock. The number of shares and price shall be fixed by the Board of Directors. Repurchase of said shares shall, however, only be made from surplus or other funds of the corporation which may be used for such purpose pursuant to the laws of the State of Arizona, the Articles of Incorporation and these By-laws.

SECTION 2. WARRANTS

The Board of Directors shall have the power to authorize the issuance of any amount of stock purchase warrants authorized by law, and to approve the form, terms and conditions upon which such warrants are to be issued and exercised.

SECTION 3. OPTIONS

The corporation may grant options to purchase its stock by individual agreement, or under a general plan. The Board of Directors shall have the power to authorize and approve stock option plans.

SECTION 4. OPINION OF COUNSEL

Notwithstanding the foregoing provisions of this Article, prior to making any offer to sell or sale or any purchase or solicitation to sell or exchange, the Board of Directors shall consult with and obtain the opinion of legal counsel for the corporation with reference to the legal propriety and validity of any such transaction referred to in this Article, especially in reference to the applicability of the Securities Act of 1933, the Blue Sky laws of Arizona and of any other state, and other laws regulating transactions involving securities.

ARTICLE XI

AMENDMENT OF BY-LAWS

Alterations, amendments or repeals of the Bylaws may be made by a majority of the stockholders entitled to vote at any meeting, if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal, or by the Board of Directors by a majority vote of the whole Board of Directors at any regular meeting, provided the proposed alteration, amendment or repeal has been set out in the notice to each director in writing prior to said meeting. The Board of Directors shall not repeal any By-law specially adopted by the stockholders nor make any amendment thereof or of other By-laws in conf1ict therewith, but may amend any such By-law in any manner not inconsistent with its purpose and intent.

ARTICLE XII

WAIVER OF NOTICE

Wherever notice of a meeting is required by law or by these By-laws to be given to any director, officer or stockholder, such requirement shall not be construed to be limited to personal notice; such notice may be given in writing by depositing the same in a post office or letter box, post-paid addressed to such director, officer or stockholder at his or her address as the same appears in the books of the corporation. Delivery shall be deemed complete upon deposit in the mail.

A waiver of any such notice signed by a stockholder, director or officer, whether before or after the time of the meeting, shall be deemed equivalent to any meeting notice required to be given.

ARTICLE XIII

CONFLICTING PROVISIONS

In the event of any conflict between these Bylaws and the provisions of the applicable laws of the State of Arizona, as from time to time amended, or with any applicable regulation issued thereunder, such applicable law and/or regulation shall control. In the event of any conflict between these By-laws and the Articles of Incorporation of the corporation, as from time to time amended, the provisions in the Articles shall control.